Exhibit 10.3

FIFTH AMENDMENT TO THE

TWO RIVER COMMUNITY BANK

SUPPLEMENTAL EXECUTIVE RETIEMENT AGREEMENT

THIS FIFTH AMENDMENT is adopted this 30th day of September 2016, by and between Two River Community Bank (the “Bank”), and Alan B. Turner (the “Executive”).

The Bank and the Executive executed a Supplemental Executive Retirement Agreement January 1, 2005 and four subsequent amendments thereto (collectively, the “Agreement”). The Bank and the Executive now wish to amend the Agreement to clarify the amount of benefits to be paid to the Executive.

Now, therefore, the Bank and Executive agree as follows.

Section 2.2.1 of the Agreement shall be deleted and replaced by the following:

2.2.1     “Amount of Benefit” The benefit under this Section 2.2 is the Early Termination benefit set forth on Schedule A for the Plan Year that ended immediately prior to Separation from Service. Additionally, this benefit amount shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which Separation from Service takes place.

Section 2.3.1 of the Agreement shall be deleted and replaced by the following:

2.3.1       Amount of Benefit. The benefit under this Section 2.3 is the Disability benefit set forth on Schedule A for the Plan Year that ended immediately prior to Disability. Additionally, this benefit amount shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which Disability takes place.

Section 2.4.1 of the Agreement shall be deleted and replaced by the following:

2.4.1     Amount of Benefit. The benefit under this Section 2.4 is the Change in Control benefit set forth on Schedule A for the Plan Year that ended immediately prior to Separation from Service. Additionally, this benefit amount shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which Separation from Service takes place.

 Section 3.1.1 of the Agreement shall be deleted and replaced by the following:

3.1.1       Amount of Benefit. The benefit under this Section 3.1 is the death benefit set forth on Schedule A for the Plan Year that ended immediately prior to the Executive’s death. Additionally, this benefit amount shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which the Executive’s death occurs.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Fifth Amendment.

Executive	Bank

/s/ ALAN B. TURNER	By:	/s/ WILLIAM D. MOSS
Alan B. Turner	Title:	President and Chief Executive Officer